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                                                                    EXHIBIT 10.9


                                   AGREEMENT
                                   ---------

      AGREEMENT, dated as of February 9, 1998 between ARISTOTLE INDUSTRIES,
205 Pennsylvania Avenue, SE, Washington, D.C. 20003 and CENTRAL ADDRESS SYSTEMS, INC. (Hereinafter referred to as "CAS", a Nebraska corporation with its principal place of business at 10303 Crown Point Avenue, Omaha, Nebraska 68134.

                                  WITNESSETH:

     WHEREAS, CAS is a direct mail data processor which provides a variety of data processing services for the industry.

     WHEREAS, CAS desires to process Consumer Phone Number Appending/Verifying Inferred Income Overlay, County FIPS, Presence of Children, Homeowner/Renter, Mail Order Buyer Code, Computer Owner, Census Tract Overlay, and Block Group Overlay for Aristotle Industries.

     WHEREAS, Aristotle Industries desires CAS to provide above mentioned data processing services.

     NOW, THEREFORE, in consideration of the mutual premises and subject to the following terms and conditions, the parties agree as follows:

     1. CAS will process Phone Number Appending/Verifying, Block Group Overlay, Census Tract Overlay, Inferred Income Overlay, County FIPS, Presence of Children, Homeowner/Renter, Mail Order Buyer Code, Computer Owner, Census Tract Overlay, and
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Block Group Overlay for Aristotle Industries in accordance with the price schedule as annexed as Exhibit "A", which prices will be maintained during the term of this agreement.

     2. TERM. This Agreement shall remain in effect for a period of twelve (12) months from the date hereof and shall be renewed for successive twelve (12) month period unless either party shall given written notice of its intent not to renew within ninety (90) days of the date of scheduled termination.

     3. LAW GOVERNING. This Agreement shall be subject to and governed by the laws of the District of Columbia.

     4. ARBITRATION. All disputes arising under this Agreement shall be settled by arbitration at a Nebraska office of the American Arbitration Association in accordance with the rules and provisions of the American Arbitration Association.

     5. CHANGES. This Agreement may not be changed or modified except by a writing signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                   ARISTOTLE INDUSTRIES


                                    /s/ John Phillips
                                   ______________________________
                                   John Phillips, President



                                   CAS, INC.


                                    /s/ Ken M. Strassberg
                                   ______________________________
                                   Ken M. Strassberg, President

                                       2
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                                  EXHIBIT "A"



Pricing Agreement between CAS, Inc. and Aristotle Industries.



Inferred Income Overlay
Census Tract Overlay,
Black Group Overlay, County FIPS
Presence of Children, Homeowner/Rental
Mail Order Buyer Code, Computer Owner,
Census Tract Overlay, Block Group Overlay             $  .20/M Hits

Phone Append/Verify                                   $ 3.90/M
                                                      New Phones

Output Cartridges                                     $15.00/Cartridge

Courier Costs

Exchange of data on Exabyte tape or other AI compatible cartridge tape format.